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                                                                   Exhibit 10.61


                               EQUIPMENT SUBLEASE

         THIS EQUIPMENT SUBLEASE (this "Sublease") is made and entered into as of the 28 day of March, 2000, by and between GORACING.COM, INC., a Delaware corporation ("goracing"), ACTION PERFORMANCE COMPANIES, INC., an Arizona corporation ("Action") (Action and goracing are hereinafter referred to each as a "Sublessor" and collectively as "Sublessors") and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation, ("Sublessee").

                                    RECITALS

         A. Action entered into a certain Master Equipment Lease with General Electric Capital Corporation, a New York corporation ("GE Capital") dated as of December 22, 1998 including Computer Equipment Schedule No. 1 dated December 22, 1998, Computer Equipment Schedule No. 2 dated February 18, 1999 and Addendum to Schedules No. 001 and 002 to Master Lease Agreement dated as of February 18, 1999 (collectively the "Action Master Equipment Lease"), whereby Action leased certain equipment listed on Schedule A hereto (the "Action Equipment") from GE Capital.

         B. goracing entered into a certain Master Equipment Lease with GE Capital dated as of August 9, 1999 including Computer Equipment Schedule No. 01 dated October 1, 1999, Computer Equipment Schedule No. 02 dated November 5, 1999, Furniture Schedule No. 003 dated December 29, 1999, and Furniture Schedule No. 004 dated January 24, 2000 (collectively the "goracing Master Equipment Lease"), whereby goracing leased certain equipment listed on Schedule B hereto (the "goracing Equipment") from GE Capital. (The Action Equipment and the goracing Equipment are hereinafter collectively referred to as the "Equipment" and the Action Master Equipment Lease and the goracing Master Equipment Lease are hereinafter each referred to as a "Base Equipment Lease" and collectively referred to as the "Base Equipment Leases.")

         C. The Equipment is located at and used in connection with the occupancy of the premises located at 1480 South Hohokam Drive, Tempe, Arizona (the "Premises").

         D. On even date herewith, Action and Sublessee intend to enter into a Sublease Agreement (the "Hohokam Sublease") whereby Sublessee will sublease from Action a portion of the Premises.

         E. In connection with Hohokam Sublease, Sublessee desires to sublease the Equipment from Sublessors, and Sublessors desire to sublease the Equipment to Sublessee, on the terms and conditions herein set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublessors and Sublessee hereby agree as follows:


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         1. GRANT.

                  (a) BY ACTION. Action hereby subleases its rights and obligations in the Action Master Equipment Lease to Sublessee, and Sublessee hereby subleases Action's rights and obligations in the Action Master Equipment Lease from Action, on the terms and conditions herein set forth.

                  (b) BY GORACING. goracing hereby subleases its rights and obligations in the goracing Master Equipment Lease to Sublessee, and Sublessee hereby subleases goracing's rights and obligations in the goracing Master Equipment Lease from goracing, on the terms and conditions herein set forth.

         2. INCORPORATION OF BASE EQUIPMENT LEASE; EXCEPTIONS. Each and every provision of the Base Equipment Leases is incorporated herein by this reference. Sublessors shall sublet their respective interests in the Equipment to Sublessee under the same rental, terms and conditions to which Sublessors agreed as the "Lessee" in the respective Base Equipment Leases, except as otherwise herein provided. Wherever the term "Lessee" appears in the Base Equipment Leases, it shall be deemed to refer to Sublessee. Sublessee shall render performance to Lessor as required under all of the terms of the Base Equipment Leases. Sublessee shall be entitled under this Sublease to all of the rights and benefits that the Sublessors, as Lessee, enjoy under the Base Equipment Leases, except as otherwise herein provided. Sublessee hereby expressly agrees to be bound by all terms and conditions contained in the Base Equipment Leases.

         3. TERM.

                  (a) ACTION MASTER EQUIPMENT LEASE. Sublessee's rights and obligations under this Sublease with respect to the Action Master Equipment Lease shall commence as of the date first set forth above and shall expire according to the terms of the Action Master Equipment Lease.

                  (b) GORACING MASTER EQUIPMENT LEASE. Sublessee's rights and obligations under this Sublease with respect to the goracing Master Equipment Lease shall commence as of the date first set forth above and shall expire according to the terms of the goracing Master Equipment Lease.

         4. BASE RENT AND OTHER CHARGES.

                  (a) GENERALLY. Beginning with payments due after the date first written above, the Sublessee shall pay directly to Lessor the monthly rent due under Base Equipment Leases as well as any additional payments due under the Base Equipment Leases, including but not limited to all taxes, fees and assessments due, imposed, assessed or levied against any Equipment (each a "Payment" and collectively the "Payments"), in the amount required by the terms of the Base Equipment Leases which shall be due and payable to Lessor on or before the date such Payment is due under the Base Equipment Leases. Sublessee shall provide Sublessors with written proof of the timely payment of each Payment within five (5) business days after the delivery of such Payment.


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                  (b) CONTINGENCY. To the extent that Lessor objects to the
payment structure agreed to in Section 4(a) hereto, the parties agree that Sublessee shall deliver all Payments to goracing no later than five (5) business days before the date such Payment is due to the Lessor under the Base Equipment Leases. All Payments delivered under this Section 4(b) shall be made payable jointly to the Lesser and goracing. To the extent such Payment has been tendered from Sublessee to goracing, pursuant to the terms of this Section 4(b), goracing shall provide Sublessee with written proof of the timely payment to Landlord of such Payment within five (5) business days after the due date.

         5. REPORTS.

                  (a) LIENS. If any tax or other lien shall attach to any Equipment, Sublessee will notify Sublessors in writing, within ten (10) days after Sublessee becomes aware of the tax or lien. The notice shall include the full particulars of the tax or lien and the location of such Equipment on the date of the notice.

                  (b) FINANCIAL STATEMENTS. Sublessee shall deliver to Sublessors, Sublessee's complete financial statements, certified by a recognized firm of certified public accountants within ninety (90) days of the close of each fiscal year of Sublessee.

                  (c) INSPECTION. Sublessors may inspect any portion of the Equipment during normal business hours after giving the Sublessee reasonable prior notice.

                  (d) RELOCATION. Sublessee will keep the Equipment at the Premises and will give Sublessors prior written notice of any relocation of any portion of the Equipment.

                  (e) LOSS OR DAMAGE. If any Equipment is lost or damaged (where the estimated repair costs would exceed the greater of ten percent (10%) of the original equipment cost (as listed in the Base Equipment Leases) or ten thousand dollars ($10,000), or is otherwise involved in an accident causing personal injury or property damage, Sublessee will promptly and fully report the event to Sublessors in writing.

                  (f) OFFICER'S CERTIFICATE. Sublessee will furnish a certificate of an authorized officer of Sublessee stating that he has reviewed the activities of Sublessee and that, to the best of his knowledge, there exists no default or event which with notice or lapse of time (or both) would become such a default within thirty (30) days after any request by Sublessors.

         6. INSURANCE. Sublessee shall maintain insurance on the Equipment as stipulated in Section 9 of the Base Equipment Leases. Sublessee shall name Sublessors as an additional insured on such insurance policy(ies).

         7. DEFAULT AND REMEDIES.

                  (a) DEFAULT. Sublessors may in writing declare this Sublease in default if: (i) Lessor may currently declare Sublessee in default in accordance with the provisions of Section 11 of either of the Base Equipment Leases, (ii) Sublessee breaches any of its obligations under this Sublease and fails to cure that breach within ten (10) days after written notice from the


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Sublessors; or (iii) any representation or warranty made in connection with this
Sublease shall be false or misleading in any material respect.

                  (b) REMEDIES. After a default under this Sublease, at the request of the respective Sublessor, Subleassee shall comply with the provisions of Section 10(a) of the respective Base Equipment Lease. Sublessee hereby authorizes Sublessor to peacefully enter any premises where any Equipment subject to the respective Base Equipment Lease may be and take possession of the Equipment. Sublessee shall immediately pay to the respective Sublessor without further demand as liquidated damages for loss of bargain and not as a penalty, the Stipulated Loss Value of the Equipment (as defined in the respective Base Equipment Lease and calculated as of the rent payment date prior to the declaration of default) and all rents and other sums then due under this Sublease. Sublessors may terminate this Sublease as to any or all of the Equipment. A termination shall occur only upon written notice by Sublessors to Sublessee and only as to the specific Equipment specified in any such notice. Sublessors may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment. Sublessors may use Sublessee's premises for a reasonable period of time for any or all of the purposes stated above without liability for rent, costs, damages or otherwise. The proceeds of such lease or other disposition, if any, shall be applied in the following order of priorities: (i) to pay all of Sublessors costs, charges and expenses incurred in taking, removing, holding, repairing, leasing or otherwise disposing of Equipment; (ii) to the extent not previously paid by Sublessor, to pay Lessor all sums due from Sublessee under this Sublease; (iii) to reimburse Sublessee any sums previously paid by Sublessor as liquidated damages; and (iv) any surplus shall be retained by the respective Sublessor. Sublessee shall immediately pay any deficiency in (i) and (ii) above.

                  (c) REMEDIES CUMULATIVE. The foregoing remedies are cumulative, and any or all thereof may be exercised instead of or in addition to each other or any additional remedies under this Sublease, at law, in equity, or under statute. Sublessee shall pay Sublessors' actual attorneys' fees incurred in connection with the enforcement, assertion, defense or preservation of Sublessors' rights and remedies under this Sublease, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

         8. INDEMNIFICATION. Sublessee hereby agrees to indemnify Sublessors, their agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature arising out of or relating to the Equipment or this Sublease, except to the extent the losses, damages, penalties, injuries, claims, actions, suits or expenses result from Sublessors' gross negligence or willful misconduct.

         9. REPRESENTATIONS AND WARRANTIES OF SUBLESSEE. To induce the Sublessors to enter into this Sublease, Sublessee makes the following representations and warranties to Sublessor:

                  (a) POWER AND CAPACITY. Sublessee has adequate power and capacity to enter into, and perform under, this Sublease. Sublessee is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.


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                  (b) BINDING AGREEMENT. This Sublease has been duly authorized, executed and delivered by Sublessee and constitutes a valid, legal and binding agreement, enforceable in accordance with its terms.

                  (c) NO VIOLATION. The entry into and performance by Sublessee of this Sublease will not: (i) violate any judgment, order, law or regulation applicable to Sublessee or any provision of Sublessee's Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Sublease along with the Base Equipment Leases) to which Sublessee is a party.

                  (d) NO PROCEEDINGS. There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Sublessee, which if decided against Sublessee will have a material adverse effect on the ability of Sublessee to fulfill its obligations under this Agreement.

                  (e) GOOD STANDING. Sublessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).

                  (f) USE OF EQUIPMENT. The Equipment will at all times be used for commercial or business purposes.

                  (g) "AS IS" CONDITION. Sublessee acknowledges that the Equipment is being subleased "as is" and that the Sublessors make no representations with regard to the Equipment's condition or future use or performance.

         10. REPRESENTATIONS AND WARRANTIES OF SUBLESSORS. To induce the Sublessee to enter into this Sublease, Sublessors makes the following representations and warranties to Sublessee:

                  (a) POWER AND CAPACITY. Sublessors have adequate power and capacity to enter into, and perform under, this Sublease. Sublessors are duly qualified to do business wherever necessary to carry on their present business and operations, including the jurisdiction(s) where the Equipment is located.

                  (b) BINDING AGREEMENT. This Sublease has been duly authorized, executed and delivered by Sublessors and constitutes a valid, legal, and binding agreement, enforceable in accordance with its terms.

                  (c) NO VIOLATION. The entry into and performance by Sublessors of this Sublease will not: (i) violate any judgment, order, law or regulation applicable to Sublessors or any provision of Sublessors' Certificate of Incorporation or bylaws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument to which Sublessors are a party.


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                  (d) NO PROCEEDINGS. There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Sublessors, which if decided against Sublessors will have a material adverse effect on the ability of Sublessors to fulfill their obligations under this Agreement.

                  (e) DEFAULT; TERMINATION; CONSENT. There is no default existing under the terms of the Base Equipment Leases or event which, with the passage of time or the giving of notice, would become a default thereunder. There is no pending termination under either Base Equipment Lease. The "purchase option" under each of the Base Equipment Leases is presently existing and has not been modified or surrendered by the Lessee thereunder. The prior written consent of the Lessor to the Base Equipment Leases has been made and received by Sublessors.

                  (f) DISPUTES. There are no outstanding, and to the best of Sublessors' knowledge, no threatened, disputes or disagreements with respect to the Equipment.

                  (g) INTELLECTUAL PROPERTY. All intellectual property rights relating to the Equipment, to the best of Sublessors' knowledge, are currently in compliance with all legal requirements, are valid and enforceable, and have not been challenged or threatened in any way as infringing upon the rights of any third party.

                  (h) TAXES. There are no taxes or assessments of taxes of Sublessors' that are or may become payable by Sublessee or chargeable as a lien or encumbrance against the Equipment listed on Exhibits A and B, including as a result of this transaction.

         11. LATE PAYMENT CHARGE. If any amount due to Lessors is not received in full by Lessors on or before five (5) days after the date any such payment is due, then Sublessee shall pay to the respective Sublessor a late payment charge in the amount of ten percent (10%) of the amount then due. This provision shall not be construed to allow or permit Sublessee to make payments after the due date, or to waive any of Sublessors' rights in connection with late payments made by Sublessee. Sublessee shall also reimburse the respective Sublessor for, and indemnify and hold the respective Sublessor harmless for, from and against, any late charges, penalties, interest or other charges incurred by such Sublessor under the Base Equipment Leases as a result of any late payment by Sublessee.

         12. NOTICES. All notices of communication required or permitted hereunder or with regard to the Base Equipment Leases shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

                  (i)      If to Sublessors, addressed to them at:

                           Action Performance Companies, Inc./goracing.com, inc. 4707 East Baseline Road
                           Tempe, Arizona  85040
                           Attn:  Chief Financial Officer
                           Fax:  (602) 337-3780


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                           With a copy to:
                           Greenberg Traurig, LLP
                           1 E. Camelback Road, Suite 1100
                           Phoenix, Arizona  85012
                           Attn:  Robert S. Kant, Esq.
                           Fax:  (602) 263-2350

                  (ii)     If to Sublessee, addressed to them at:

                           Integrated Information Systems, Inc.
                           1480 S. Hohokam Drive
                           Tempe, Arizona  85281
                           Attn:  Jeffrey Frankel
                           Fax: (480) 317-8010

                           With a copy to:
                           Snell & Wilmer, LLP
                           One Arizona Center
                           400 East Van Buren
                           Phoenix, Arizona  85004-2202
                           Attn:  Michael Christopher, Esq.
                           Fax:  (602) 382-6070

         13. TERMINATION OF GRANT.

                  (a) ACTION MASTER EQUIPMENT LEASE. In the event of the termination of the Action Master Equipment Lease under its own terms or under any provision thereof that authorizes such terminations, this Sublease shall simultaneously and automatically terminate with respect to the grant contained in Section 1 hereto only. Such termination will in no way affect any of Sublessors' rights under this Sublease, including but not limited to, Sublessors' rights contained in Sections 7 and 8 hereto, which shall survive.

                  (b) GORACING MASTER EQUIPMENT LEASE. In the event of the termination of the goracing Master Equipment Lease under its own terms or under any provision thereof that authorizes such terminations, this Sublease shall simultaneously and automatically terminate with respect to the grant contained in Section 1 hereto only. Such termination will in no way affect any of Sublessors' rights under this Sublease, including but not limited to, Sublessors' rights contained in Sections 7 and 8 hereto, which shall survive.

         14. GENERAL PROVISIONS.

                  (a) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.

                  (b) CONTROLLING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement, shall be governed by and construed,


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interpreted and enforced in accordance with the laws of the State of Arizona, notwithstanding any Arizona or other conflict-of-law provision to the contrary.

         IN WITNESS WHEREOF, THE PARTIES HAVE EXECUTED THIS SUBLEASE AS OF THE DATE FIRST ABOVE WRITTEN.

                              SUBLESSORS:

                              goracing.com, inc., a Delaware corporation

                              By: /s/ David Husband
                                 -----------------------------------------------
                              Name:  David Husband
                                    --------------------------------------------
                              Its:
                                    --------------------------------------------

                              Action Performance Companies, Inc., an Arizona corporation

                              By: /s/ David Husband
                                 -----------------------------------------------
                              Name:  David Husband
                                    --------------------------------------------
                              Its:   Chief Financial Officer
                                    --------------------------------------------

                              SUBLESSEE:

                              Integrated Information Systems, Inc., a Delaware corporation

                              By: /s/ Craig A. King
                                 -----------------------------------------------
                              Name:  Craig A. King
                                    --------------------------------------------
                              Its:   Vice President
                                    --------------------------------------------


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